Exhibit 10.15

EQUITY INTEREST PLEDGE AGREEMENT

THIS EQUITY INTEREST PLEDGE AGREEMENT (“Agreement”) is entered into by and between the following parties on July 1, 2010.

Pledgee: Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd (“Party A”)

Registered Address: Room 5562, Level 5, No. 51 Zhichun Road, Haidian District, Beijing

Pledgor: Zhuang Dasi. (“Party B”)

Registered Address: Room 602, No. 5 Shunli Alley, Ximei, Nan’an City, Fujian Province

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly established and valid existing under the PRC laws. Part A is permitted by the competent authority to conduct business in the following categories: [BUSINESS SCOPE OF WFOE]. Party A and Fujian Province Baisha Fire Control Industrial Trading Co., Ltd. (“Baisha Fire Control”) owned by the Pledgor have entered into the Exclusive Technical Consulting and Service Agreement on July 1, 2010 (the “Service Agreement”).

2.	The Pledgor, a citizen of the People’s Republic of China (the “PRC”), holds 10% equity interest of Baisha Fire Control, which is a limited liability company duly established and valid existing in Beijing under the PRC laws.

3.	In order to ensure the technical consulting and service fee that Party A could collect from Baisha Fire Control, pursuant to the Service Agreement, the Pledgor is willing to pledge all of its equity interest in Baisha Fire Control, to the Pledgee as a security for such technical consulting and service fees.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

Article 1 Definitions

Unless otherwise stipulated hereof, for the purpose of this Agreement, the following terms shall have the following meanings:

1.1	Pledge refers to the full meaning assigned to that term in Article 2 of this Agreement.

1.2	Equity Interest refers to the 10% equity interest (the “Equity Interest”) in Baisha Fire Control, lawfully held by the Pledgor.

1.3	Rate of Pledge refers to the ratio between the value of the pledge under this Agreement and the technical consulting fees under the Service Agreement.

1.4	Term of Pledge refers to the period provided for under Article 3.2 hereunder.

1.5	Service Agreement refers to the Exclusive Technical Consulting and Service Agreement entered into by and between Baisha Fire Control and Party A on July 1, 2010.

1.6	Default refers to any event enumerated in Article 7 hereof.

1.7	Notice of Default refers to the notice of default issued by the Pledgee in accordance with this Agreement.

Article 2 Pledge

2.1	Party B agrees to pledge all its Equity Interest in Baisha Fire Control to the Pledgee as a guarantee for the technical consulting service fee payable to the Pledgee under the Service Agreement.

2.2	Pledge right under this Agreement refers to the right owned by the Pledgee who shall be entitled to have priority in receiving payment or proceeds from the auction or sale of the equity interest pledged by the Pledgor to the Pledgee.

Article 3 Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge:

The Rate of Pledge shall be 100% under this Agreement.

3.2	The Term of Pledge

3.2.1	The Pledge of the Equity Interest under this Agreement shall take effect as of the date that the Pledge of the Equity Interest is recorded in the register of shareholders of Baisha Fire Control.

3.2.2	During the Term of Pledge, the Pledgee shall be entitled to foreclose the Pledge in accordance with this Agreement in the event that Baisha Fire Control fails to pay exclusive technical consulting and service fees in accordance with the Service Agreement.

Article 4 Possession of Pledge Documents

4.1	During the Term of Pledge, the Pledgee shall be entitled to possess the contribution certificate of the Equity Interest (the “Contribution Certificate”) and the register of shareholders of Baisha Fire Control. The Pledgor shall deliver the Contribution Certificate and the register of shareholders hereunder to the Pledgee within one week of the execution of this Agreement.

4.2	The Pledgee shall be entitled to collect dividends of the Equity Interest.

Article 5 Representations and Warranties of Party B

5.1	Party B is the lawful holder of the Equity Interest.

5.2	The Pledgee shall not be interfered with by any third party at any time when the Pledgee exercising its rights in accordance with this Agreement.

5.3	The Pledgee shall be entitled to exercise or assign the Pledge in accordance with this Agreement.

5.4	The Pledgor shall not pledge or encumber the Equity Interest to any third party except for the Pledgee.

Article 6 Covenants of the Pledgor

6.1	During the term of this Agreement, the Pledgor covenants to the Pledgee that the Pledgor shall:

6.1.1	Except for the transfer of the Equity Interest to the Pledgee or the specified person designated by the Pledgee (“Specified Person”) as subject to the Exclusive Equity Interest Purchase Agreement entered into by and among the Pledgor, Yuanhong Fire Technology (HK) Ltd. and Baisha Fire Control on July 1, 2010, not transfer or assign the Equity Interest, create or permit to be created any pledges which may have an adverse affect on the rights or benefits of the Pledgee without prior written consent from the Pledgee.

6.1.2	Comply with and implement laws and regulation with respect to pledge of equity interest, Comply with the notices, orders or suggestions with respect to the Pledge issued or made by the competent authority after receiving the same, or raise objection to such notices, orders or suggestions at the reasonable request or with the consent of the Pledgee.

6.1.3	Timely notify the Pledgee of any event or any notice which may affect the Pledgor’s Equity Interest or any part of its right, and any event or notice which may alter or affect any of the Pledgor’s covenants and obligations hereunder.

6.2	The Pledgor agrees that the Pledgee’s right to exercise the Pledge obtained from this Agreement shall not be suspended or hampered through legal procedure by the Pledgor, any successors of the Pledgor, any person authorized by the Pledgor or any other third party.

6.3	The Pledgor warrants to the Pledgee that in order to protect or perfect the security on the payments of the technical consulting and service fees under the Service Agreement, the Pledgor shall execute in good faith and procure other parties who have interests in the Pledge to execute all title certificates, contracts upon the request of the pledgee, and/or perform and procure other parties who have interests to take action as required by the Pledgee and provide access to exercise the rights and authorization vested in the Pledgee under this Agreement, and execute all the documents with respect to the alternations of certificate of the Equity Interest with the Pledgee or the person (individual or legal entity) designated by the Pledgee, and provide all notices, orders and decisions deemed necessary by the Pledgee to the Pledgee within a reasonable time.

6.4	The Pledgor warrants to the Pledgee that the Pledgor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Pledgee, fail so performing, the Pledgor shall compensate all the losses therefore suffered by the Pledgee.

Article 7 Default

7.1	The events enumerated below shall be deemed as default:

7.1.1	Baisha Fire Control fails to make full payments of the exclusive technical consulting and service fees as scheduled under the Service Agreement.

7.1.2	The Pledgor makes any material misleading or fraudulent representations or warranties under Article 5 herein, and/or the Pledgor is in violation of any warranties under Article 5 herein.

7.1.3	The Pledgor violates any covenant under Article 6 herein.

7.1.4	The Pledgor violates any term or condition herein.

7.1.5	The Pledgor waives the pledged Equity Interest or transfers or assigns the pledged Equity Interest without prior written consent of the Pledgee, except as provided in Article 6.1.1 in this Agreement.

7.1.6	Any external loan, security, compensation, covenant or other compensation liabilities of the Pledgor’s (1) is required to be repaid or performed prior to the due date due to default; or (2) is due but cannot be repaid or performed as scheduled and thereby cause the Pledgee to deem that the Pledgor’s capacity to perform the obligations herein is affected.

7.1.7	The Pledgor is incapable of repaying its general debt or other debt.

7.1.8	This Agreement becomes illegal or the Pledgor is incapable to continue to perform obligations herein for the reason of the promulgation of the related laws.

7.1.9	Any approval, permit or authorization of the competent authority in associated with the enforcement and validity of this Agreement is withdrawn, suspended, invalidated or materially revised.

7.1.10	The property of the Pledgor adversely changes and causes the Pledgee to deem that the capability of the Pledgor to perform the obligations herein is affected.

7.1.11	The successors or assignees of Baisha Fire Control are only entitled to perform a portion of or refuse to perform the liability to pay under the Service Agreement.

7.1.12	Other circumstances whereby the Pledgee is incapable of exercising the right to foreclose on the Pledge in accordance with the related laws.

7.2	Party B should immediately notify Party A in writing of the occurrence of any event under Article 7.1 herein or any events that may result in the foregoing events upon his knowledge.

7.3	Unless the Default under Article 7.1 herein has been remedied to the Pledgee’s satisfaction, the Pledgee, at any time when the Event of Default occurs or thereafter, may issue a written notice of default to the Pledgor and require the Pledgor immediately make full payments of the outstanding service fees under the Service Agreement and other payables or foreclose on the Pledge in accordance with Article 8 herein.

Article 8 Rights of the Pledgee

8.1	The Pledgor shall not transfer or assign the Equity Interest without prior written approval from the Pledgee prior to the full repayment of the consulting and service fees under the Service Agreement.

8.2	The Pledgee shall serve the Notice of Default on the Pledgor when exercises the right of pledge.

8.3	The Pledgee may exercise the right to foreclose on the Pledge at any time when the Pledgee serves the Notice of Default pursuant to Article 7.3

8.4	The Pledgee is entitled to have priority in receiving payments or proceeds from the auction or sale of whole or part of the Equity Interest pledged herein in accordance with applicable law until the outstanding technical consulting and service fees and all other payables under the Service Agreement are repaid.

8.5	The Pledgor shall not hinder the Pledgee from foreclosing on the Pledge in accordance with this Agreement and shall provide necessary assistance for the foreclosure of Pledge.

Article 9 Transfer or Assignment

9.1	The Pledgor shall not confer or transfer any right or obligation herein to any third party without the prior written consent of the Pledgee.

9.2	This Agreement shall be binding and enforceable on Pledgee and each of his successors and assignees.

9.3	The Pledgee may transfer or assign all or any of his rights and obligations under the Service Agreement to any person (individual or legal entity) designated by him at any time. In this case, the assignee shall enjoy and undertake all rights and obligations herein of the Pledgee as if the assignee is a party hereto. Where the Pledgee transfers or assigns the rights and obligations under the Service Agreement, the Pledgor shall execute the relevant agreements and/or documents with respect to such transfer or assignment at the request of the Pledgee.

9.4	Where the Pledgee transfers or assigns the pledge to a third party, the new parties to the pledge shall re-execute a pledge contract.

Article 10 Termination

10.1	This Agreement shall not be terminated until the consulting and service fees under the Service Agreement are paid in full and Baisha Fire Control no longer undertakes any obligation under the Service Agreement.

Article 11 Formalities Fees and Other Expenses

11.1	The Pledgor shall be responsible for all the fees and actual expenditures in relation to this Agreement, including but not limited to legal fees, cost of production, stamp tax and any other taxes and charges. If the Pledgee pays the relevant taxes and fees in accordance with laws, the Pledgor shall fully indemnity such taxes and fees paid by the Pledgee.

11.2	The Pledgor shall be responsible for all the fees (including but not limited to any taxes, formalities fees, management fees, litigation fees, attorney’s fees, and various insurance premiums in connection with disposition of the Pledge) incurred by the Pledgor for the reason that the Pledgor fails to pay any payable taxes, fees or charges in accordance with this Agreement, or the Pledgee has recourse to any forgoing taxes, charges or fees by any means for other reasons.

Article 12 Force Majeure

12.1	If the fulfilment of this Agreement is delayed or prevented due to the Force Majeure Events, the party affected by such a Force Majeure Event shall free from any obligation to the extent of delay or holdback. Force Majeure refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limited to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a Party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party of the Force Majeure and the procedure to fulfil its obligations hereunder.

12.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the performances so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

Article 13 Dispute Settlement

13.1	This Agreement shall be governed by and construed in all respects in accordance with the PRC laws.

13.2	The Parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to its currently effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration awards shall be final and binding upon the Parties. The arbitration awards may be submitted to the applicable People’s Court for enforcement.

Article 14 Notices

14.1	Any notice to which is given by the both Parties hereto regarding the rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including, inter alias, facsimile and telex from time to time.

Article 15 Appendix

15.1	The register of the shareholders of Baisha Fire Control, Contribution Certificates of Baisha Fire Control and Exclusive Technical Consulting and Service Agreement are incorporate in this Agreement by reference.

Article 16 Effectiveness

16.1	This Agreement and any amendments, supplements and modifications of this Agreement shall be in writing, and come into effect upon being executed by the Parties thereto.

16.2	This Agreement is executed both in Chinese and English with two copies for each language. The Chinese version shall prevail in the event of any inconsistency between the English and any Chinese versions thereof.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

This page is the signing page of this Equity Interest Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above written.

Party A: Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd

Legal Representative (Signature): /s/ Zhuang Zhuge

Party B: Zhuang Dasi.

Legal Representative: (Signature): /s/ Zhuang Dasi

APPENDIX

1.	The register of the shareholders of Baisha Fire Control

2.	The Contribution Certificate of Baisha Fire Control

3.	The Exclusive Technical Consulting and Service Agreement.

REGISTER OF SHAREHOLDERS

No.	TYPE OF SHAREHOLDER	NAME	TYPE OF IDENTITY	IDENTITY No.	ADDRESS	PERCENTAGE OF SHARES	PERCENTAGE OF PLEDGED SHARES	NOTE
1	Natural Person	ZHUANG, Zhuge	Identity Card	350500195402 15007X	No.175 LianHua, Linxia Village, Jiuhu Town, Longhai, Fujian Province, PRC	48%	48%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

2	Natural Person	ZHUANG, Daqi	Identity Card	350583198208 190152	Room 602, No.5 Ximeishunli Lane, Nanan, Fujian Province, PRC	10%	10%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

3	Natural Person	ZHUANG, Dali	Identity Card	350583198507 010158	Room 602, No.5 Ximeishunli Lane, Nanan, Fujian Province, PRC	10%	10%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

4	Natural Person	ZHUANG, Dasi	Identity Card	350583198802 010089	Room 602, No.5 Ximeishunli Lane, Nanan, Fujian Province, PRC	10%	10%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

5	Natural Person	HUANG, Guozhen	Identity Card	412827196310 221511	Donghedian, Donghedian Village, Donghedian Town, Pingyu District, Henan Province, PRC	2%	2%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

6	Natural Person	HAN, Xueyuan	Identity Card	622822197403 270015	Room 901, Unit 1,Flat 7, Qingbo Garden, Century City, Haidian District, Beijing, PRC	10%	10%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

7	Natural Person	YANG, Miusi	Identity Card	510402198207 01142X	Room 13, Unit 1, Flat 7, No.65 Majiatian Road, East District, Panzhihua, Sichuan Province, PRC	5%	5%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

8	Natural Person	LIU, Bingjun	Identity Card	110102196802 203055	No.36B Dongtangzi Lane, Dongcheng District, Beijing, PRC	5%	5%	According to an EQUITY INTEREST PLEDGE AGREEMENT dated on July 1 2010, the shares are pledged to Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd.

Fujian Province Baisha Fire Control Industrial Trading Co., Ltd.

Capital Contribution Certificate

FULL NAME OF COMPANY:

Fujian Province Baisha Fire Control Industrial Trading Co., Ltd.

ADDRESS:

Meilin Town Baisha

REGISTERED CAPITAL:

RMB 50,000,000

ZHUANG Dasi, the shareholder of the company, holds 10% equity interest of the company. The shareholder herein enjoys the rights of shareholder provided by the company’s articles of association.

This certificate comes into force since it is sealed by the company hereunder.

Fujian Province Baisha Fire Control Industrial Trading Co., Ltd.

Issue Date: March 7, 2010

EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT

THIS EXCLUSIVE TECHNICAL CONSULTING AND SERVICE AGREEMENT (the “Agreement”) is made and entered into as of Jan. 28, 2010, by and between the following parties:

Party A: Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd

Registered Address: Room 5562, Level 5, No. 51 Zhichun Road, Haidian District, Beijing

Party B: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd.

Registered Address: Baisha Industrial Zone, Meilin, Nan’an City, Fujian Province, China

WHEREAS,

1.	Party A, a wholly foreign-owned enterprise duly established and valid existing under the laws of the People’s Republic of China (the “PRC”), owns resources to provide relevant technical consulting and services.

2.	Party B is a limited liability company duly established and valid existing under the PRC laws. Party A agrees to provide to Party B technology consulting and related services, and Party B agrees to accept such services provided by Party A in accordance with this Agreement.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

1.	Technical Consulting and Services, Sole and Exclusive Interests

1.1	During the term of this Agreement, Party A agrees to provide to Party B the technical consulting and services and other significant resources necessary for the operation of Party B’s business in accordance with this Agreement, including but not limited to:

(1)	Provision of services of market study, business strategy, marketing consulting, technique training, data base marketing in the fields of sales of fire control equipments, fire extinguishing system, sales of parts of fire control equipments and fire extinguishing system, and post-market services of fire control equipments and fire extinguishing system (setting up, testing, adjusting, provision of parts, reparing and maintaining, etc.) and customers referral;

(2)	Provision of intellectual property (such as trademark, patent, know-how and so forth) which is solely owned by Party A and necessary for the operation and development of Party B’s business;

(3)	Secondment to Party B of senior management personnel, senior technical personnel and marketing team who grasp abundant resources of fire control equipments and fire extinguishing system and parts suppliers and maintain close relationship with those suppliers;

(4)	Human resource consulting;

(5)	Provision of Contacts for product purchase;

(6)	Legal issue consulting;

(7)	Finance consulting and support;

(8)	Investment consulting and management;

(9)	Consulting on designing and engineering of fire control equipments and fire extinguishing system;

(10)	Other consulting and services required by Party B in associate with the variation of market.

1.2	Party B hereby agrees to accept such technical consulting and services provided by Party A. Party B further agrees that, during the term of this Agreement, it shall not accept the technical consultation and service provided by any third party other than Party A without the prior written consent of Party A.

1.3	Party A shall be the sole and exclusive owner of all right, title and interests and intellectual property rights arising from this Agreement (including but not limited to, copyrights, patent, know-how, commercial secrets and so forth), regardless it is developed by Party A or by Party B based on Party A’s intellectual property right.

2.	Payments for the technical consultation and service (“Consulting Fees”)

2.1	Both parties agree that the Consulting Fees shall be paid per quarter in accordance with the consulting and service actually provided by Party A. Party A has the right, solely at its discretion, to determine the amount of the Consulting Fees, and both parties agree to, at Party A’s discretion, amend or enter into supplementary agreement in respect of the provisions under this Agreement regarding Consulting Fees. The Consulting Fees could be up to but not to exceed 100% of Party B’s quarterly profit.

2.2	Except for the Consulting Fees mentioned in the preceding paragraph, Party B agrees to reimburse Party A for all necessary expenses in relation to performing this Agreement, including but not limited to, travelling expenses, service fees, and out-of-pocket expenses, etc.

2.3	Except for the Consulting Fees, Party B agrees to reimburse Party A the tax, customs and other expenditures (income tax is not included) paid by Party A in favour of Party B in relation to this Agreement.

2.4	Party B shall maintain a separate bank account for the Consulting Fees under this Agreement. Party A is entitled to appoint its employees or PRC or international accountants to review or audit the account books in relation to the consulting service from time to time. The fees payable to the accountant shall be paid by Party A itself. Party B shall provide to Party A’s employees or accountants any convenience and assistance required and all documents, account books, records, materials and information deemed necessary by such persons The auditing report issued by Party A’s employee shall be final and conclusive unless Party B issues written objection within seven (7) days after receiving such report. The report issued by the accountant shall be final and conclusive. Party A is entitled to serve written payment notice on Party B at any time after receiving the audit report according to the consulting fee confirmed by the audit report. Party B shall pay within seven (7) days after receiving the notice.

2.5	All payment payable by Party B to Party A shall be after tax, bank handing charge or any other expenses.

3.	Representations and Warranties

3.1	Party A hereby represents and warrants as follows:

3.1.1	It has the authority to enter into and perform this Agreement in accordance with its Articles of Association and business scope, and has taken all necessary action to get authorization, consent and approval from third party and/or competent government authorities, and will not conflict with any agreement or laws binding on it.

3.1.2	Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable in accordance herewith.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a company duly registered and valid existing under the law of the PRC, and is authorized to enter into this Agreement.

3.2.2	Party B has the authority to execute and perform this Agreement in accordance with its Articles of Association and its business scope, and has taken all necessary action to obtain all consents and approval to execute and perform this Agreement, and will not conflict with any agreement or laws binding on it.

3.2.3	Upon execution, this Agreement shall constitute a legally binding document on Party A and shall be enforceable in accordance herewith.

4	Confidentiality

4.1	Party B agrees to make reasonable effort to protect and maintain the confidentiality of Party A’s confidential data and information acknowledged or received in the exclusive technical consulting and service provided by Party A (“Confidential Information”). Party B shall not disclose, grant or transfer to any third party of such Confidential Information. Upon termination of this Agreement, Party B shall, upon Party A’s request, return to Party A or destroy of any document, material or software contained any of such Confidential Information, and shall completely delete any of such Confidential Information from any memory device, and shall not use or permit any third party to use such Confidential Information.

4.2	The both Parties agree that the provisions of this Article shall survive notwithstanding the alteration, revocation or termination of this Agreement.

5	Indemnities

5.1	Party B shall indemnify Party A against any loss, damage, liability or expenses suffered by Party A as a result of or arising from any litigation, claim or compensation request in other forms related to the consulting and service under this Agreement.

6	Effectiveness and Term of this Agreement

6.1	This Agreement shall be executed and come into effect as of the date first set forth above. The term of this Agreement shall be ten (10) years unless earlier terminated as set forth in this Agreement or other written agreements entered into by the parties hereof.

6.2	This Agreement shall be terminated upon written confirmation from both Parties before termination. After the expiration of the aforementioned term, upon the request of Party A, this agreement shall be automatically extended by another ten (10) years.

7	Termination of the Agreement

7.1	The Agreement shall be extended automatically upon the expiration of this Agreement unless it is terminated in accordance with this Agreement.

7.2	During the term of this Agreement, Party B may not terminate this Agreement except in the case of Party A’s gross negligence, fraud, or other illegal action or bankruptcy of Party A. Notwithstanding the above, Party A may terminate this Agreement with issuing a written notice to Party B thirty (30) days in advance.

7.3	The rights and obligations of the both Parties under Article 4 and Article 5 of this Agreement shall survive after the termination of this Agreement.

8	Dispute Settlement

8.1	With regards to any dispute in relation to the interpretation or implementation of this Agreement, the Parties shall negotiate friendly to settle the dispute. In case no settlement can be reached through consultation, each Party can submit such matter to China International Economic and Trade Arbitration Committee for arbitration according to the current effective arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on the Parties.

9	Force Majeure

9.1	Force Majeure Event (“Event”) refers to any event beyond control of the affected party and unavoidable with reasonable caution, which shall include but not limit to, government acts, nature disasters, fire, explosion, typhoon, flood, earthquake, tidal wave, lightning or war. However, any lack of credit, assets or financing shall not be deemed as an event beyond control of a party. The party claiming the Force Majeure and seeking a waiver of its obligations hereunder shall promptly inform the other party the Force Majeure and the procedure to fulfil its obligations hereunder.

9.2	If performance of this Agreement is delayed or prevented due to Force Majeure set forth in the preceding paragraph, the affected party shall not subject to any liability hereunder arising from the obligations so delayed or prevented. The affected party shall make reasonable effort to reduce or diminish the effect from such Event, and shall make reasonable efforts to resume its performance. Both parties shall resume the performance with best effort upon elimination of such Event.

10	Notices

10.1	Any notice by each Party regarding rights and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on business date or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing including facsimile and telex from time to time. “Writing” includes, inter alia, fax and telefax.

11	Assignment

11.1	Absent the prior written consent of Party A, Party B may not assign any right or obligation hereunder to any third party.

12	Severability

12.1	If any of the terms of this Agreement is invalid, illegal or unenforceable due to incompliance with laws, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

13	Amendments and Supplement

13.1	Any amendment and supplement of this Agreement shall be in writing and duly executed by the parties hereto, such amendment and supplement shall be deemed as a part of this Agreement and shall be in full force and effect as this Agreement.

14	Governing Law and Languages

14.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

14.2	This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese version.

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IN WITNESS WHEREOF, the both Parties have its authorized representative executed this Agreement on the date first above written.

Party A: Beijing Yuanhong Dingsheng Fire Control Technology Co., Ltd

Legal Representative (Signature): /s/ Zhuang Zhuge

Party B: Fujian Province Baisha Fire Control Industrial Trading Co., Ltd

Legal Representative (Signature): /s/ Zhuang Zhuge